UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/30/2011

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On November 30, 2011, Stereotaxis, Inc. (the "Company") entered into a Loan Agreement ("Agreement") with Cowen Healthcare Royalty Partners II, L.P. ("Cowen Royalty"). Under the Agreement, upon satisfaction of closing conditions on or prior to December 5, 2011, the Company will borrow from Cowen Royalty $15 million, and, as described in this paragraph the Company may borrow up to an additional $5 million in the aggregate based on the achievement by the Company of certain milestones related to sales of the Stereotaxis robotic navigation system in 2012. The Company may borrow an additional $2.5 million by notice to Cowen Royalty on or after July 1, 2012 but no later than August 14, 2012, if the Company has sold at least 6 Niobe Epoch systems to bona fide third parties during the nine months ended June 30, 2012. The Company may borrow up to an additional $5 million (less any amount borrowed pursuant to the previous sentence) by notice to Cowen Royalty on or after December 31, 2012 but no later than February 14, 2013, if the Company has sold at least ten Niobe Epoch systems to bona fide third parties during the twelve months ended December 31, 2012.

The loan will be repaid through, and secured by, royalties payable to the Company under its Development, Alliance and Supply Agreement with Biosense Webster, Inc. (the "Biosense Agreement"). The Biosense Agreement relates to the development and distribution of magnetically enabled catheters used with Stereotaxis' Niobe robotic system in cardiac ablation procedures. Under the terms of the Agreement, Cowen Royalty will be entitled to receive 100% of all royalties due to the Company under the Biosense Agreement until the loan is repaid.

The loan is a full recourse loan, matures on December 31, 2018, and bears interest at an annual rate of 16% payable quarterly with royalties received under the Biosense Agreement. If the payments received by the Company under the Biosense Agreement are insufficient to pay all amounts of interest due on the loan, then such deficiency will increase the outstanding principal amount on the loan. After the loan obligation is repaid, royalties under the Biosense Agreement will again be paid to the Company. The loan is also secured by certain assets and intellectual property of the Company. The Agreement also contains customary affirmative and negative covenants.

The Company has the option to prepay the loan in whole (but not in part) at any time by making a prepayment amount calculated as follows: (a) if the prepayment occurs prior to the third anniversary of the funding date, the prepayment amount will be an amount equal to 150% of the principal amount of the loans received by the Company plus then accrued and unpaid interest (less the amount of payments made), and (b) if the prepayment of the loan occurs on or after the third anniversary of the funding date, the prepayment amount will be an amount equal to the then outstanding principal amount of the loan plus all accrued and unpaid interest up to the prepayment date, multiplied by the applicable percentage listed below:

Prepayment Date and Premium:

On and after the third anniversary and prior to the fourth anniversary of the funding date: 108%
On and after the fourth anniversary and prior to the fifth anniversary of the funding date: 104%
On and after the fifth anniversary of the funding date: 100%

In addition, on November 30, 2011, the Company entered into a Second Amended and Restated Loan and Security Agreement (Domestic) (the "Amended Loan Agreement") with Silicon Valley Bank (the "Bank") to amend the terms of that certain Loan and Security Agreement, dated March 11, 2009 (as amended, the "Original Agreement"). The following describes the material modifications to the Original Agreement effected by the Amended Loan Agreement.

Under the Amended Loan Agreement, the Company agrees to maintain a minimum tangible net worth financial covenant, tested quarterly, of not less than ($17,500,000). The Bank agreed to waive testing of the liquidity ratio financial covenant for the monthly compliance period ending November 30, 2011. In addition, the liquidity ratio financial covenant for the monthly compliance period ending January 31, 2012, was changed to a liquidity ratio of not less than 1.25:1.00. Further, certain intellectual property assets of the Company were added to the collateral which secures repayment of the loan. Finally, the Amended Loan Agreement permits the Company to repay Cowen Royalty under the Agreement with the royalties due to the Company under the Biosense Agreement, as described above.

On November 30, 2011, the Company and a wholly-owned subsidiary of the Company (the "Subsidiary") also entered into an Amended and Restated Export-Import Agreement (the "Ex-Im Agreement") with the Bank to amend the terms of that certain Export-Import Bank Loan and Security Agreement, dated March 11, 2009 (as amended, the "Original Ex-Im Agreement"). The Ex-Im Agreement modifies the Original Ex-Im Agreement to permit the Company to repay Cowen Royalty under the Agreement with the royalties due to the Company under the Biosense Agreement, as described above.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure

On November 30, 2011, the Company issued a press release (the "Press Release") announcing that the Company entered into the Agreement with Cowen Royalty and the Amended Loan Agreement with the Bank. In the Press Release, the Company also reported that the Company satisfied its obligation under the Original Agreement with the Bank to raise additional capital by November 30, 2011. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

Forward Looking Statements and Additional Information

Statements are made herein or incorporated herein that are "forward-looking statements" as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included or incorporated herein that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or the Company's future performance and are subject to risks, uncertainties and other important factors that could cause events or the Company's actual performance or achievements to be materially different that those projected by the Company. For a full discussion of these risks, uncertainties and factors, the Company encourages you to read its documents on file with the SEC. Except as required by law, the Company does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The information furnished in this Item 7.01 (including the Press Release attached as Exhibit 99.1) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. In addition, this report (including the Press Release attached as Exhibit 99.1) shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this Item.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

99.1        Press Release dated December 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: December 01, 2011	By:	/s/ Samuel W. Duggan II
Samuel W. Duggan II
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated December 1, 2011